Exhibit (99.1)
Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Philip M. Condit, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of The Boeing Company, and, except as corrected or supplemented in a subsequent covered report:

*no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

*no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with The Boeing Company's audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

*The Boeing Company's 2001 Annual Report on Form 10-K filed with the Commission on March 8, 2002; and

*all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of The Boeing Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

*any amendments to any of the foregoing.

/s/ Philip M. Condit

Philip M. Condit
Chairman of The Board,
Chief Executive Officer and Director
August 12, 2002

Subscribed and sworn to me this 12 day of August 2002.

/s/ Mary J. Ulibarri

Mary J. Ulibarri
Notary Public

My Commission Expires:  October 5, 2005